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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference into the registration statements of Sonoco Products Company on Form S-8 (September 9, 1985, June 3, 1988, November 28, 1989, February 6, 1992, November 22, 1993, June 7, 1995, and September 25, 1996) and Form S-3 (filed June 6, 1991, File No. 33-40538; filed October 4, 1993, File No. 33-50501 as amended; filed October 4, 1993, File No. 33-50503 as amended) of our reports dated January 29, 1997, on our audits of the consolidated financial statements and financial statement schedule of Sonoco Products Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included (or incorporated by reference) in this Annual Report on Form 10-K.




                                       /s/  Coopers & Lybrand L.L.P.
                                       -----------------------------
                                       Coopers & Lybrand L.L.P.


Charlotte, North Carolina
March 27, 1997